EXHIBIT 5.1


                              BLACKBURN & STOLL, LC
                                Attorneys at Law
                          77 West 200 South, Suite 400
                           Salt Lake City, Utah 84101


                                                        Telephone (801) 521-7900
                                                              Fax (801) 521-7965




                                February 25, 2004

NOXSO Corporation
1065 South 500 West
Bountiful, Utah 84010

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Noxso Corporation (the "Company") in the preparation of a Registration Statement on Form S-8 filed on February 25, 2004, to which this opinion is attached as Exhibit 5.1 (the "Registration Statement"), with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to 500,000 shares (the "Shares") of common stock of the Company, par value $.01 per share (the "Common Stock"), which shares are issuable pursuant to the terms of the Noxso Corporation 2004 Stock Award Plan (the "Plan").

         This opinion is an exhibit to the Registration Statement, and is being furnished to you in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act of 1933, as amended (the "1933 Act").

         In that capacity, we have reviewed the Registration Statement, the Agreements and other documents, corporate records, certificates, and other instruments for purposes of this opinion.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity of all documents submitted to us as certified, conformed or copies, the good faith action by the Board of Directors and the authenticity of the originals of such documents. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof. As to any facts material to the opinions expressed herein, we have, to the extent we deemed appropriate, relied upon statements and representations of officers and other representatives of the Company and others.

         The law covered by the opinions expressed herein is limited to the Virginia Stock Corporation Act (including statutory provision and also all applicable provisions of the Virginia Constitution and reported judicial decision interpreting these laws), and we do not express any opinion herein concerning any other law.

         Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         Upon the issuance and sale of the Shares in the manner contemplated by the Registration Statement and in accordance with the terms of the Plan, and subject to the Company completing all actions and proceedings required on its part to be taken prior to the issuance of the Shares pursuant to the terms of the Plan and the Registration Statement, the Shares will be legally issued, fully paid and nonassessable securities of the Company.

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         In rendering this opinion, we have assumed that the certificates representing the Shares will conform to the form of specimen examined by us and such certificates will be duly executed and delivered by the Company.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                                   Very truly yours,


                                                   /s/ Blackburn & Stoll, LC

                                                   BLACKBURN & STOLL, LC